Exhibit (16)(b)

EXECUTION COPY

POWER OF ATTORNEY

for Master Investment Portfolio

The undersigned, David O. Beim, Susan J. Carter, Collette Chilton, Neil A. Cotty, Dr. Matina S. Horner, Rodney D. Johnson, Cynthia A. Montgomery, Joseph P. Platt, Robert C. Robb, Jr., Mark Stalnecker, Kenneth L. Urish, Claire A. Walton, Frederick W. Winter, Barbara G. Novick and John M. Perlowski, Trustees of Master Investment Portfolio, hereby authorize Howard Surloff, Ben Archibald, John M. Perlowski, Neal J. Andrews, Jay M. Fife, Jennifer McGovern, Scott Hilton, and Janey Ahn, or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated (and not in such person’s personal individual capacity for personal financial or estate planning), the Registration Statement on Form N-14, filed for Master Investment Portfolio or any amendment thereto (including any pre-effective or post-effective amendments) for or on behalf of Master Investment Portfolio or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission. In addition, when required to do so, the Trustee, in his or her capacity as a Trustee of Master Investment Portfolio, is authorized to sign the registration statements of feeder funds, whether affiliated or not, that invest in Master Investment Portfolio or a series of Master Investment Portfolio.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 18th day of November, 2016.

Signature	Title	Signature	Title

/s/ David O. Beim		/s/ Robert C. Robb, Jr.

David O. Beim	Trustee	Robert C. Robb, Jr.	Trustee

/s/ Susan J. Carter		/s/ Mark Stalnecker

Susan J. Carter	Trustee	Mark Stalnecker	Trustee

/s/ Collette Chilton		/s/ Claire A. Walton

Collette Chilton	Trustee	Claire A. Walton	Trustee

/s/ Neil A. Cotty		/s/ Frederick W. Winter

Neil A. Cotty	Trustee	Frederick W. Winter	Trustee

/s/ Matina S. Horner		/s/ Barbara G. Novick

Dr. Matina S. Horner	Trustee	Barbara G. Novick	Trustee

/s/ Rodney D. Johnson		/s/ John M. Perlowski

Rodney D. Johnson	Trustee	John M. Perlowski	Trustee

/s/ Cynthia A. Montgomery

Cynthia A. Montgomery	Trustee

/s/ Joseph P. Platt

Joseph P. Platt	Trustee